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                                                                      EXHIBIT 99

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this_____ day of January, 2005, by and between TREIT - City Center West A, LLC, a Nevada limited liability company, NNN City Center West A1, LLC, a Nevada limited liability company, NNN City Center West A3, LLC, a Nevada limited liability company NNN City Center West A4, LLC, a Nevada limited liability company (collectively, "Seller"), and United Insurance Company of America or its assigns ("Buyer"), with reference to the following facts:

      A. Seller owns certain real property located in Las Vegas, Nevada and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as City Center West A and such other assets, as the same are herein described.

      B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.    Purchase and Sale.

         1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

            1.1.1. The Land, together with all structures, buildings,
                   improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

            1.1.2. All leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements

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                   providing additional security for such Leases (attached
                   hereto as Exhibit 1.1.2 is a current "Rent Roll" for the Property);

            1.1.3. All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, equipment, furniture, tools and supplies, and all related intangibles including Seller's interest, if any, in the name "City Center West A" (the "Personal Property");

            1.1.4. All service contracts (that Buyer elects to assume), agreements (that Buyer elects to assume), warranties and guaranties relating to the operation of the Property (the "Contracts"); and

            1.1.5. To the extent transferable, all building permits,
                   certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

2.    Purchase Price.

      The total Purchase Price of the Property shall be Twenty Seven Million Six Hundred Ten Thousand Dollars ($27,610,000) ("Purchase Price") payable as follows:

         2.1.     Deposit/Further Payments/Down Payment.

            2.1.1. Concurrent with Opening of Escrow (as hereinafter defined),
                   Buyer shall deposit into Escrow the amount of One Hundred Thousand ($100,000) (the "Initial Deposit"), in the form of a wire transfer payable to Ticor Title Insurance Company, 777
                   N. Rainbow Boulevard, Suite 150, Las Vegas, Nevada 89107,
                   Attn: Amy Childress ["Escrow Holder"). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account.

            2.1.2. Upon the expiration of the Inspection Period (hereafter defined) Buyer shall deposit into Escrow the amount of One Hundred Thousand ($100,000) (the "Additional Deposit"). The Initial Deposit and the Additional Deposit shall collectively be referred to herein as the "Deposit".

            2.1.3. On or before Close of Escrow, Buyer shall deposit into Escrow the balance of the Purchase Price less the outstanding principal balance as of the Close of Escrow of that certain loan (the

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                   "Loan") made by The Manufacturer's Life Insurance Company
                   (U.S.A.) (the "Lender") to Seller, by wire transfer payable to Escrow Holder. Buyer shall be required to pay all loan assumption fees charged by the Lender (including, if applicable, any fees of Lender's counsel). The unpaid principal balance of the Loan as of December 31, 2004 was $12,484,175.66; the interest is payable on the unpaid principal balance at the rate of 6.5% per annum; and the fee for assuming the Loan is one percent (1%) of the outstanding principal balance paid by Buyer. Buyer shall submit a formal loan application for assumption of the Loan within thirty
                   (30) days after Opening of Escrow and must secure Lender's approval for the assumption within sixty (60) calendar days ("Loan Assumption Period") following the Opening of Escrow. Buyer shall have the right to terminate this Agreement prior to the expiration of the Loan Assumption Period if any aspect of the loan documents or proposed loan assumption are unacceptable to Buyer. Buyer shall pursue the loan assumption with the Lender diligently and in good faith. It shall be a condition precedent to both parties' obligations to close that the Lender shall approve the Buyer's assumption of the Loan and the release of Seller and current Loan guarantors from liability under the Loan. If Buyer so requests, the Loan Assumption Period shall be extended by thirty (30) days.


            2.1.4. All reserves and escrows held by Lender as of the Close of
                   Escrow shall be credited to Seller at the Close of Escrow.

3.    Title to Property.

         3.1.     Title Insurance.

            Escrow Holder will obtain and deliver to Buyer an ALTA extended coverage policy of title insurance from Ticor Title Insurance Company with their standard provisions and exclusions, but with extended coverage over all general exceptions (the "Title Policy") in the amount of the Purchase Price. The Title Policy shall insure that Buyer owns good and marketable fee simple title to the Real Property subject only to the Permitted Exceptions (defined in Section 3.2 below).

         3.2.     Procedure for Approval of Title.

            During the Inspection Period (hereafter defined) Buyer shall review the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey reflect or disclose any

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            defect, exception or other matter affecting the Property ("Title
            Defects") that is unacceptable to Buyer, then at least ten (10) business days prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Should Seller elect to attempt to cure or remove the objections, it shall be a condition precedent to Buyer's obligation to acquire the Property that Seller cures or removes such title objections prior to the Close of Escrow. Unless Seller provides written notice to Buyer at least five (5) business days before the expiration of the Inspection Period that Seller intends to cure or remove Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit by providing written notice of termination to Seller before the end of the Inspection Period and returning the Due Diligence Items (hereinafter defined) or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey or described in the Title Report, except for monetary liens for indebtedness of the Seller and any matters the Seller has agreed to cure or remove in writing, shall be deemed "Permitted Exceptions."

4.    Due Diligence Items.

         4.1. Seller shall deliver to Buyer each of the following within seven days of the Opening of Escrow (collectively, the "Due Diligence Items"):

            4.1.1. The existing survey of the Property, if any. In addition,
                   Seller shall deliver a current ALTA survey of the Property certified in favor of Buyer (the "Survey") within twenty (20) says after the Opening of Escrow;

            4.1.2. A current preliminary title report or title commitment (the
                   "Title Report") for the issuance of the Title Policy to Buyer from the Escrow Holder, together with good and legible copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the "Title Documents");

            4.1.3. A list of all contracts, including but not limited to service contracts, warranties, management, maintenance, leasing, commission and other agreements affecting the Property, if any,

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                    together with copies of the same shall be available for
                    inspection at the Real Property. Seller agrees not to enter into any additional contracts or agreements prior to closing which cannot be canceled upon thirty (30) days written notice without cost, penalty, or obligation unless such contracts or other agreements are approved in writing by Buyer, which approval shall not be unreasonably withheld or delayed;

            4.1.4. All site plans, leasing plans, as built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession of Seller, if any, shall be made available for inspection at the Real Property;

            4.1.5. True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

            4.1.6. A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any;

            4.1.7. Operating statements for the most recent two calendar years shall be available for inspection at the Real Property;

            4.1.8. The tenant files (including but not limited to all Leases and amendments thereto), books and records relating to the ownership and operation of the Property shall be available for inspection by Buyer during ordinary business hours at the Real Property;

            4.1.9. An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any; and

            4.1.10. All documents evidencing the Loan.

      4.2.  Estoppel Certificates.

            As a condition precedent to Buyer's obligation to acquire the Property, Seller shall obtain and deliver to Buyer estoppel certificates from tenants who are leasing at least 90% of the total rentable square footage at the Real Property, in accordance with their respective Leases, dated no earlier than thirty (30) days prior to the Closing, and

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            in form and substance reasonably acceptable to Buyer. Buyer may elect to accept estoppel certificates from less than the aforesaid percentage of the tenants in satisfaction of this condition precedent, in Buyer's sole and absolute discretion. Estoppel certificates from all of the required tenants shall be deemed to satisfy this condition precedent unless they disclose material adverse matters. Buyer shall notify Seller no later than three (3) business days after receipt of a copy of each executed estoppel certificate of its approval or disapproval of the estoppel certificate and the basis of such disapproval, if disapproved. If Buyer disapproves of an estoppel certificate because of a material, adverse matter disclosed therein, and Seller is unable to obtain a reasonably acceptable estoppel certificate prior to the Close of Escrow, so that the aforesaid minimum percentage of estoppel certificates is not obtained, then at Buyer's election, this Agreement shall terminate, Buyer shall be entitled to a refund of the Deposit, and neither party shall have any further obligation to the other except Buyer's indemnification obligations under Paragraph
            5. At Closing, provided that Buyer has not terminated this Agreement as allowed herein, Seller shall deliver to Buyer an Estoppel Certificate executed by Seller for each tenant from whom an approved tenant estoppel certificate has not been obtained, in the same form as solicited from the tenant.

5.    Inspections.

      Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies or other tests (the "Inspections") of the Property at any time during the Inspection Period (hereinafter defined). Buyer, and its duly authorized agents or representatives, shall be permitted to enter upon the Property at all reasonable times during the Inspection Period in order to conduct engineering studies, environmental examinations, soil tests and any other Inspections and/or tests that Buyer may deem necessary or advisable. Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. In the event that the review and/or Inspections conducted pursuant to this paragraph or any information obtained by Buyer concerning the Property or Buyer's intended us thereof, shows any fact, matter or condition to exist with respect to the Property or Buyer's intended use thereof that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement and obtain a refund of the Deposit, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs,

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      expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections.

         5.1.     Approval.

            5.1.1. Buyer shall have forty-five (45) days after the Opening of
                   Escrow ("Inspection Period") to approve or disapprove the Inspections and other information obtained by Buyer concerning the Property and Buyer's intended use thereof. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval in writing within the Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove the Inspections or other information obtained by Buyer concerning the Property and Buyer's intended use thereof within the Inspection Period, this Agreement and the Escrow shall thereupon be terminated, the Deposit shall be refunded to Buyer, Buyer shall not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

            5.1.2. Notwithstanding anything to the contrary contained herein,
                   Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party preparing any such reports or materials ("Buyer's Reports"). Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such limitations.

            5.1.3. Notwithstanding any contrary provision of this Agreement,
                   Buyer acknowledges that Seller is not representing or warranting that any of the Due Diligence Items prepared by third parties are accurate or complete, such as the Survey, engineering reports and the like. Seller advises Buyer to independently verify the facts and conclusions set forth therein, provided however, Seller warrants that it has no knowledge of

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                  any material errors or misstatements in such information
                  regarding the Property.

6.    Escrow.

         6.1.     Opening.

            Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions, as Escrow Holder shall require in order clarify its duties and responsibilities. If
            Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

         6.2.     Close of Escrow.

            6.2.1. Escrow shall close ("Close of Escrow") on or before forty-five (45) days after the expiration of the Inspection Period.

         6.3.     Buyer Required to Deliver.

            Buyer shall deliver to Escrow the following:

            6.3.1. The Deposit as provided in Paragraph 2 above;

            6.3.2. On or before Close of Escrow, the payment required by
                   Paragraph 2.1.3; provided, however that Buyer shall not be required to deposit the amount specified in Paragraph 2.1.3 until Buyer has been notified by Escrow Holder that (i) Seller has delivered to Escrow each of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, (ii) Title Company has committed to issue and deliver the Title Policy to Buyer and Seller and (iii) the only impediment to Close of Escrow is delivery of such amount by or on behalf of Buyer;

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            6.3.3. On or before Close of Escrow, such other documents as Title
                   Company may reasonably require from Buyer in order to issue the Title Policy;

            6.3.4. An original assignment and assumption agreement (the
                   "Assignment and Assumption Agreement") duly executed by Seller assigning and conveying to Buyer all of Seller's right, title and interest in and to the Leases and the Contracts; and

            6.3.5. Documents necessary for the Buyer's Assumption of the Loan.

         6.4.     Seller Required to Deliver.

            On or before Close of Escrow, Seller shall deliver to Escrow the following:

            6.4.1. A duly executed and acknowledged Special Warranty Deed, conveying fee title to the Property in favor of Buyer (the "Deed");

            6.4.2. An executed Certificate of Non-Foreign Status;

            6.4.3. A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller;

            6.4.4. Such other documents as Title Company may reasonably require from Seller in order to issue the Title Policy;

            6.4.5. Seller shall deliver to Buyer all keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession;

            6.4.6. Seller shall deliver all records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Project;

            6.4.7. A counterpart original of the Assignment and Assumption
                   Agreement; and

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            6.4.8. Documents necessary for the Buyer's assumption of the Loan.

         6.5.     Buyer's Costs.

            Buyer shall pay the following:

            6.5.1. One-half (1/2) of Escrow Holder's fees, costs and expenses.

            6.5.2. One-half of all state and local transfer taxes;

            6.5.3. All other costs customarily borne by purchasers of real property in Las Vegas, Nevada;

            6.5.4. The premium for the "extended coverage" aspect of the Title
                   Policy and any additional endorsements which Buyer may elect to obtain;

            6.5.5. All costs charged by the Lender and the title company in connection with Buyer's assumption of the Loan;

            6.5.6. All other costs customarily borne by purchasers of real property in Las Vegas, Nevada

         6.6.     Seller's Costs.

            Seller shall pay the following:

            6.6.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

            6.6.2. Title Company's premium for the standard coverage aspect of the Title Policy;

            6.6.3. One-half of all state and local transfer taxes;

            6.6.4. All other costs customarily borne by sellers of real property in Las Vegas, Nevada.

         6.7.     Prorations.

            6.7.1. Real property taxes, assessments, rents, security deposits expenses and other prorateable items shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. Rents, security deposits and expenses shall be approved by Buyer prior to Close of Escrow. Any delinquent rents collected by Buyer

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                   shall be paid to Seller. Seller shall have the right to
                   pursue any Tenant for delinquent rent, but shall not cause a Tenant to be delinquent for their current rent or become financially unstable. Tax and assessment prorations shall be based on the latest available tax bill. If, after Close of Escrow, Buyer receives any further or supplemental tax bill relating to any period prior to Close of Escrow, or Seller receives any further or supplemental tax bill relating to any period after Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow. Any reserves maintained by Seller with the Lender in connection with the Loan that have not been and are not subject to being called upon by the Lender either shall be refunded to the Seller by the Lender or credited to the Seller at the Closing.

            6.7.2. All leasing commissions owing and tenant improvements to be made with respect to the Property in connection with transactions entered into prior to execution of this Agreement shall be paid by Seller, and Seller shall indemnify, defend and hold Buyer harmless from and against all leasing commission claims brought against Buyer or the Property arising therefrom. If any of such tenant improvements have not been completed prior to close of Escrow, Seller shall credit Buyer at the Closing with the reasonable estimated cost of completing such tenant improvements. All leasing commissions for new Leases and for Lease renewals and expansion options executed after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership bear to the primary term of the new Lease, renewal or expansion.

            6.7.3. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all liabilities, damages, losses claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonable attorneys' fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on events occurring on or before the date of Closing and which are in any way related to the Property, and all expenses related thereto, including but not limited to court costs and attorneys' fees.

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            6.7.4. Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all liabilities, damages, losses, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys' fees, brought by third parties and based on events occurring subsequent to the date of Closing and which are in any way related to the Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

         6.8.     Determination of Dates of Performance.

            Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

            6.8.1. The date of Opening of Escrow pursuant to Paragraph 6.1;

            6.8.2. The date of receipt of the Title Report by Buyer;

            6.8.3. The date by which title must be approved by Buyer pursuant to
                   Paragraph 3.2;

            6.8.4. The date by which the Inspections and other information must be approved by Buyer pursuant to Paragraph 5.1.1;

            6.8.5. The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

            6.8.6. The date of Close of Escrow pursuant to Paragraph 6.2.

            If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.    Representations, Warranties, and Covenants.

      Seller hereby represents and warrants as of the date hereof to Buyer as follows:

         7.1. Seller is comprised of multiple limited liability companies, each of which is duly formed and validly existing under the laws of the

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                  state of its organization. Seller has full power and authority to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Seller is a party.

         7.2. There are no outstanding rights of first refusal, rights of reverter or options relating to the Property or any interest therein. To Seller's knowledge, there are no unrecorded or undisclosed documents or other matters, which affect title to the Property. Subject to the Leases, Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of the Property, without material complaint or objection by any person. As of the date hereof, all of the Leases are valid and in full force and effect and, to the best of Seller's knowledge, there exists no material uncured default under any of the Leases, except that Early Savage is approximately $3,000.00 in arrears in paying its "CAM" charges.

         7.3. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         7.4. There are no contracts, agreements, arrangements or contractual obligations of any kind, including but not limited to service, maintenance, operating, management or employment contracts that may affect the Buyer, or the Property subsequent to the Closing of Escrow, except those listed in
                  Exhibit 7.4 attached hereto.

         7.5. There are no written or oral leases with respect to any portion of the Property, nor are there otherwise any tenants of or parties in possession or with any rights of possession, including licenses, in respect to any of the Property, except those listed on Exhibit 1.1.2 attached hereto.

         7.6. All service, maintenance, operating, management, and employment agreements (that Buyer elects to assume) and all leases and licenses are, and will be at Close of Escrow, in full force and effect and free of defaults.

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         7.7.     No notices have been received by Seller from any governmental authority of any zoning, building, environmental protection, clean air, pollution, fire or health code violations in respect to the Property, or any violations pertaining to the use or occupancy of the Property, that have not been corrected at Seller's expense.

         7.8. To the best of Seller's knowledge, no portion of the Real Property has been used for dumping hazardous waste. To the best of Seller's knowledge, there are no underground storage tanks located on or under the Land. To the best of Seller's knowledge, there are no hazardous materials or substances under, in or on the Real Property; and there is no asbestos or asbestos-like material on the Real Property. As used herein, "hazardous waste, materials or substances" means and includes all materials and substances, whether solid, liquid or gas, which are categorized as hazardous or dangerous under the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Hazardous Material Transportation Act, the Toxic Substances Control Act, the Safe Drinking Water Act, or any other federal, state or local environmental, pollution, clean air, clean water, health or similar act, statute, law, ordinance, rule or regulation, as amended from time to time.

         As used herein, "the best of Seller's knowledge" shall mean the actual knowledge of Darryll Goodman, Asset Manager, without investigation. The representations and warranties of Seller herein contained shall survive the Close of Escrow.

         7.9.     Covenants of Seller. Seller hereby covenants as follows:

            7.9.1. At all times from the date hereof through the date of
                   Closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the date hereof;

            7.9.2. From the date of execution of this Agreement through the date of Closing, Seller will not enter into any new lease or renew any existing Lease (other than pursuant to a tenant's renewal option) with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new lease. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days in which to approve or disapprove of any new lease or lease modification for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

            7.9.3. From the date of execution of this Agreement through the date of Closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to Closing;

            7.9.4. Seller shall not, without Buyer's written approval, (a) amend or waive any right under any Service Contract, or (b) enter into any agreement of any type affecting the Property that would survive the Closing Date;


            7.9.5. Seller shall fully and timely comply with all obligations to be performed by it under the Leases, the Contracts, and all permits, licenses, approvals and laws, regulations and orders applicable to the Property.

      7.5 Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyers acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Buyer shall not be entitled to and shall not rely upon, Seller or Seller's agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND AGREEMENTS SET FORTH IN THIS AGREEMENT AND CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND

            INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT.

8. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

            8.1. Buyer is a corporation duly organized and validly existing under the laws of the State of Illinois. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which Buyer is a party. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.    Conditions Precedent to Closing.

      The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

            9.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof, and Seller shall not have on or prior to Closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

            9.2. There shall be no change in the matters reflected in the Title Report, and there shall not exist any encumbrance or title defect affecting the Property not described in the Title Report except for the Permitted Exceptions or matters to be satisfied at Closing.

            9.3. Unless Seller receives notice from Buyer at least thirty (30) days prior to Closing, effective as of Closing, the management agreement affecting the Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

            9.4. Seller shall have operated the Property from and after the date hereof in substantially the same manner as prior thereto.

            9.5. If any of the conditions set forth in this Section 9 is not fully satisfied by Closing, Buyer shall so notify Seller and may terminate this Agreement by written notice to Seller whereupon this Agreement will be canceled, and upon return of the Due Diligence Items, the Deposit shall be paid to Buyer and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder.

            9.6. If Buyer notifies Seller of a failure to satisfy any of the conditions precedent set forth in this Section 9, Seller may, within five (5) days of receipt of Buyer's notice agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. If Seller fails to agree to cure or fails to cure such condition by the Closing Date, this Agreement shall be canceled and the Deposit shall be returned to Buyer and neither party shall have any further liability hereunder.

            9.7. If Buyer's acquisition of the Property is part of a tax-deferred exchange pursuant to Section 1031 of the Code, it is a condition precedent to the closing of this Escrow that Buyer is able to complete an exchange for all or a portion of its relinquished property pursuant to an Exchange Agreement between Buyer and Chicago Deferred Exchange Corporation (Accommodator). Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, provided that Seller's cooperation in such regard shall be at no additional cost, expense, or liability whatsoever to Seller, and that no additional delays in the scheduled Close of Escrow are incurred unless mutually agreed upon by all parties to this Agreement.

10.   Damage or Destruction Prior to Close of Escrow.

      In the event that the Property should be damaged by any casualty prior to the Close of Escrow, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties, is:

            10.1. Less than Two Hundred Fifty Thousand Dollars ($250,000), the
                  Close of Escrow shall proceed as scheduled, but all insurance proceeds payable on account of the damage shall be assigned to Buyer at the Closing and Buyer shall receive a credit at the Closing equal to any deductible amount and the cost to repair any uninsured damage.

or if said cost is:

            10.2. Equal to or greater than Two Hundred Fifty Thousand Dollars
                  ($250,000), Buyer may elect: (a) to terminate this Agreement, in which case upon return of the Due Diligence Items, the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other hereunder except for Buyer's indemnification obligations under Paragraph 5; or (b) to accept the Property in its damaged condition, close the transactions contemplated hereby, and receive an assignment of all insurance proceeds payable on account of the casualty.

11. Eminent Domain.

            11.1. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification under Paragraph 5. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Close of Escrow, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

12.   Notices.

12.1. All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested or by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy shall be deemed received on the date of transmission. Notices by Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

              Seller:                        Theresa Hutton
                                             Triple Net Properties, LLC
                                             1551 N. Tustin Ave. #200
                                             Santa Ana, CA 92705
                                             (714) 667-8252
                                             (714) 667-6860 fax

              With Required Copy to:         Joseph J. McQuade, Esq.
                                             Hirschler Fleischer
                                             The Federal Reserve Bank Building,
                                             16th Floor
                                             701 East Byrd Street
                                             Richmond, VA 23219
                                             (804) 771-9502
                                             (804) 644-0957 fax

              Buyer:                         Jack Cooper
                                             United Insurance Company of America
                                             One East Wacker Drive, 10th Floor
                                             Chicago, IL 60601
                                             (312) 661-4762
                                             (312/661-4876

              With Required Copy to:         Walter J. Starck, Esq.
                                             Michael Best & Friedrich, LLP
                                             401 N. Michigan Avenue, Ste. 1900
                                             Chicago, IL 60611
                                             (312) 222-6639
                                             (312) 222-0818

13.   Remedies.

            13.1. Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days, during which period Seller may cure the default, Buyer may, at its option, (a) declare this Agreement terminated in which case the Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder, or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance.

            13.2. Defaults by Buyer. If there is any default by Buyer under this
                  Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's Reports.

            13.3. ARBITRATION OF DISPUTES. ANY CLAIM, CONTROVERSY OR DISPUTE,
                  WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. Sections 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL.

                  A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR NEVADA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA. THE ARBITRATION SHALL BE CONDUCTED IN LAS VEGAS, NEVADA AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

                  THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

14.   Assignment.

      Buyer may assign its rights under this Agreement to an affiliated entity or another entity in which Buyer or its parent has a significant interest.

15.   Interpretation and Applicable Law.

      This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.   Amendment.

      This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.   Attorney's Fees.

      In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

18.   Entire Agreement; Survival.

      This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. The obligations of the parties hereunder and all other provisions of this Agreement shall survive the closing or earlier termination of this Agreement, except as expressly limited herein.

19.   Multiple Originals only; Counterparts.

      Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.   Acceptance.

      Time is of the essence of this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under

      Federal law or the laws of the State of Nevada, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, or the laws of the State or the State of Nevada.

21.   Real Estate Commission.

      Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with Triple Net Properties Realty, Inc. as its broker and will pay any commission due to said broker. In addition, Seller will pay a commission of 1.75% to Sperry Van Ness if and only if closing occurs, pursuant to this Agreement. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

22.   Exchange.

      Each party reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Code. In such event each party shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. Each party agrees to cooperate with such like kind exchanges at no cost or expense to such cooperating party. No such exchange arrangements shall affect the term of this Agreement.

23.   Confidentiality.

      Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property.

24.   Approval.

      Seller's obligation to sell the Property is subject to the condition precedent that approval of the sale is obtained from all entities comprising Seller no later than ten business days after full execution of this Agreement. If Seller does not obtain such approval, Seller will reimburse Buyer for any out-of-pocket costs incurred in furtherance of the transaction contemplated hereby, up to a maximum amount of $10,000.00; and all Earnest Money shall be refunded to Buyer, and neither party shall have any further obligation or liability hereunder.

25.   Adjoining Property Contract.

      Notwithstanding any provisions to the contrary in this Agreement, the closing and consummation of the transaction contemplated in this Agreement is expressly contingent upon the simultaneous closing of the acquisition by the Purchaser of certain improved property adjoining the Property and identified as City Center West B, pursuant to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated of even date herewith.

THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR

                  Sale of City Center West A, Las Vegas, Nevada

      EXECUTED on this the 24 day of January, 2005.

      SELLER:

                                       TREIT - CITY CENTER WEST A, LLC,
                                       a Nevada limited liability company

                                       By: Triple Net Properties, L.L.C.,
                                           a Virginia limited liability company,
                                           Manager

                                           By: /s/ Anthony W. Thompson
                                               ---------------------------------
                                           Name: Anthony W. Thompson

                                           Title: CEO

                                       NNN CITY CENTER WEST A1, LLC,
                                       a Nevada limited liability company

                                       By: Triple Net Properties, L.L.C.,
                                           a Virginia limited liability company,
                                           Manager

                                           By: /s/ Anthony W. Thompson
                                               ---------------------------------
                                           Name: Anthony W. Thompson.

                                           Title:  CEO

                                       NNN CITY CENTER WEST A3, LLC,
                                       a Nevada limited liability company

                                       By: Triple Net Properties, L.L.C.,
                                           a Virginia limited liability company,
                                           Manager

                                           By: /s/ Anthony W. Thompson
                                               ---------------------------------
                                           Name: Anthony W. Thompson

                                           Title: CEO

                                       NNN CITY CENTER WEST A4, LLC,
                                       a Nevada limited liability company

                                       By: Triple Net Properties, L.L.C.,
                                           a Virginia limited liability company,
                                           Manager

                                           By: /s/ Anthony W. Thompson
                                               ---------------------------------
                                           Name: Anthony W. Thompson
                                           Title: CEO

      EXECUTED on this the 18 day of January, 2005.

      BUYER:

      UNITED INSURANCE COMPANY OF AMERICA

      By: /s/ John M. Boschelli
          --------------------------
          Assistant Treasurer